UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934  (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HILLIARD-LYONS GOVERNMENT FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

HLGF NEEDS YOUR HELP AND HERE’S WHY

Hilliard Lyons is the Adviser of  Hilliard-Lyons Government Fund, Inc.  Hilliard Lyons is being sold to Houchens Industries Inc.  This is a change in control of the Adviser.  SEC rules require a new investment advisory contract be entered into.  The current advisory contract will cease on the closing date of the Houchens/Hilliard Lyons transaction.

Hilliard Lyons and HLGF need your help.  Please use the unvoted lists of shareholders sent to you to call your clients and encourage them to vote.  They can easily vote by calling toll-free (800) 207-3158.  The only information they need is their name and address.

Shareholders will be solicited by phone.  The only way not to be solicited is to VOTE.

Thank you for your tremendous support and prompt attention to this very important matter.